EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of July 1, 2019 (the “Effective Date”) by and between MediXall Group, Inc., a corporation organized under the laws of the State of Nevada, with its principal place of business at 2929 E. Commercial Blvd., PH-D, Ft. Lauderdale, FL 33308, (the “Company”), and TBG Holdings Corporation, a corporation organized under the laws of the State of Florida, with its principal place of business at 2929 E. Commercial Blvd., PH-D, Ft. Lauderdale, FL 33308, (the “Consultant”). This Agreement supersedes all Agreement executed prior to the effective date identified above, by and between TBG Holdings Corporation and MediXall Group, Inc. f/k/a Continental Rail Corp.

WHEREAS, Consultant has extensive experience and expertise in creating and building public companies, corporate strategic planning, financial strategy, and market awareness; and

WHEREAS, the Company desires to engage the services of Consultant and Consultant desires to provide such consulting services to the Company as an independent contractor on such matters within the experience and expertise of the Consultant, under the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.

    Consulting Services

1.1.

Consultant shall provide the Company with the services as follows:

Consultant agrees, to the best of his knowledge and ability, to advise the Company regarding financial matters, financial strategy, corporate strategic planning and public market awareness and to provide such other services as agreed by both parties.

1.2.

Consultant undertakes to perform his duties and obligations under this Agreement with the highest degree of professionalism and shall abide by all laws, rules and regulations that apply to the performance of the Consulting Services.

TBG Holdings Corp. ● 2929 E. Commercial Blvd, PH-D, Ft. Lauderdale, FL 33308 ● 954-440-4678

2.

         Status of Parties

Consultant shall at all times act as an independent contractor and not as an employee of the

Company and shall not have authority to speak for, represent, obligate or legally bind the Company in any way.

3.

           Term of the Agreement

The term of this Agreement is 12 months. The Agreement may be terminated by the Company 180 days from execution hereof.

4.

Fees and Expenses

4.1.

In consideration of Consultant's obligations under this Agreement, certain affiliates of the Company shall pay Consultant the following:

(a)

The Company shall immediately deliver a consulting fee of $40,000.00 for Month 1, and $40,000.00 per month thereafter.

(b)

TBG Holdings Corporation will receive an agreed-upon consulting fee for all introductions made to the Company.

4.2.

All fees to TBG Holdings Corporation will be accrued and paid, once new funds come into the Company and existing management starts being paid.

5.

Reporting

Consultant’s Services with respect to this Agreement shall be coordinated with the Company through the Company’s Chief Executive Officer, Chief Operating Officer or Chairman of the Board, or their respective designees from time to time.

6.

Confidentiality and Proprietary Rights

As a basic condition to entering into this Agreement, Consultant warrants and undertakes to execute, be bound by and comply with the Confidentiality and Proprietary Rights as requested by the Company.

7.

Covenants, Representations and Warranties

Both parties represent and warrant that the execution of this Agreement will not violate, breach or otherwise conflict with any term or provision of any contract or agreement, written or oral, to which either party is a party thereto.

TBG Holdings Corp. ● 2929 E. Commercial Blvd, PH-D, Ft. Lauderdale, FL 33308 ● 954-440-4678

8.

          General

8.1.

Neither party hereto shall assign any of its rights and obligations hereunder without the prior written consent of the other party.

8.2.

Either party's failure at any time to require strict compliance by the other party of the provisions of this Agreement shall not diminish such party's right thereafter to demand strict compliance therewith or with any other provision. Waiver of any particular default shall not waive any other default.

8.3.

All disputes with respect to this Agreement shall be determined in accordance with the laws of the State of Florida.

8.4.

In the event that any provision of this Agreement shall be deemed unlawful or otherwise unenforceable, such provision shall be severed from this Agreement and the balance of the Agreement shall continue in full force and effect.

8.5.

This Agreement contains and sets forth the entire agreement and understanding between the parties with respect to the subject matter contained herein, and such supersedes all prior discussions, agreements, representations and understandings in this regard. This Agreement shall not be modified except by an instrument in writing signed by both parties.

8.6.

Any notice permitted, required or desired to be given under this Agreement shall be in writing, fax or via email and shall be deemed to have been effectively given when delivered to the party (i) if personally delivered, or (ii) if sent via email or facsimile, upon successful transmission to:

In the case of the Company:

MediXall Group, Inc.

2929 E. Commercial Blvd., PH-D

Ft. Lauderdale, FL 33308

Attention:  Timothy Hart

In the case of the Consultant:

TBG Holdings Corporation

2929 E. Commercial Blvd., PH-D

Ft. Lauderdale, FL 33308

Attention:  Neil Swartz

or to such address as may have been designated by the Company or the Consultant.

TBG Holdings Corp. ● 2929 E. Commercial Blvd, PH-D, Ft. Lauderdale, FL 33308 ● 954-440-4678

IN WITNESS WHEREOF, the duly authorized representatives of the Company and Consultant have executed this Agreement as of the date stated below.

COMPANY:	CONSULTANT:

MediXall Group, Inc.	TBG Holdings Corporation

/s/ Timothy Hart	/s/ Neil Swartz
Timothy Hart, CFO	Neil Swartz, CEO

TBG Holdings Corp. ● 2929 E. Commercial Blvd, PH-D, Ft. Lauderdale, FL 33308 ● 954-440-4678